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                                                                EXHIBIT 23.2

                       CONSENT OF ERNST & YOUNG LLP


      We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 10, 1995 with respect to the consolidated financial statements of Ragan Henry Communications Group, L.P., US Radio, L.P., and US Radio Stations, L.P. incorporated by reference in the Registration Statement (Form S-4) and related Proxy Statement/Prospectus of Clear Channel Communications, Inc.



                                            ERNST & YOUNG LLP

Philadelphia, Pennsylvania
January 2, 1998